UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               China Direct, Inc.
             (Exact name of registrant as specified in its charter)


       Florida                                   13-3876100
-------------------------------       -------------------------------------
 (State of incorporation            (I.R.S. Employer Identification No.)
 or organization)



         5301 N. Federal Highway, Suite 120
                 Boca Raton, Florida                          33487
---------------------------------------------------     ---------------------
      (Address of principal executive offices)               (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:



          Title of each class            Name of each exchange on which
          to be so registered            each class is to be registered
      ----------------------------     ----------------------------------
        ccommon stock, par value          The American Stock Exchange
           $0.0001 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

        Securities Act registration statement file number to which this form relates: Not Applicable

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                                (Title of Class)



                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

      This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of China Direct, Inc., a Florida corporation (the "Registrant"). The description of the Common Stock contained under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2, File No. 333-139752, first filed with the Securities and Exchange Commission on December 29, 2006, as amended (the "Registration Statement"), is incorporated herein by this reference in response to this item.

Item 2.   Exhibits.
      Not Applicable

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant) China Direct, Inc.

Date    September 21, 2007

By      /s/ Yuejian "James" Wang
       --------------------------------------
        Yuejian "James" Wang
        Chairman of the Board and Chief Executive Officer